Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 5 to Registration Statement on Form F-1 (Registration No. 333-259767) of our report dated February 4, 2022, relating to the consolidated financial statements of Jin Medical International Ltd. as of September 30, 2021 and 2020, and for each of the two years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

August 10, 2022